Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of this ___ day of ________2021, by and among Cian PLC, a Cyprus public limited company (together with any successor thereof resulting from any reorganization, merger, acquisition or otherwise, the “Company”), and the persons identified on the signature pages hereto (collectively, the “Investors,” and each individually, the “Investor”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree with each other as follows:

1.            Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“ADSs” means American depositary shares, each representing one Ordinary Share.

“Affiliate” means with respect to any Person, (a) any other Person that controls, is controlled by, or is under common control with such Person and (b) any investment company, limited partnership, fund, other collective investment vehicle or managed account that is (or any assets of which are) managed or advised by such Person or Affiliate of such Person. The term “control” as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, each GS Shareholder is Affiliated with each other GS Shareholder and each Elbrus Shareholder is Affiliated with each other Elbrus Shareholder.

Without limiting the foregoing:

(a)	in the case of each member of the GS Group, “Affiliate” includes each other member of the GS Group; and

(b)	in the case of each Elbrus Shareholder, “Affiliate” includes:

i.	any other entity directly or indirectly Controlled by, or Controlling of, or under common Control with, Speedtime Trading Limited, Onlypiece Trading Limited, Ronder Investments Limited;

ii.	Elbrus Capital Fund II L.P., Elbrus Capital Fund II B L.P., Elbrus Capital Fund III A S.C.Sp., Elbrus Capital Fund III B S.C.Sp or any collective investment scheme or managed account which raises capital from one or more investors, in each case including investment compartments, subsidiaries, parallel or co-investing vehicles, general partners, investment managers and/or investment advisors thereof and which is or will be Controlled, managed or advised by entities under the Control of one or more of the same ultimate beneficial owners as the entities which currently Control, manage or advise Elbrus Capital Fund II L.P., Elbrus Capital Fund II B L.P., Elbrus Capital Fund III A S.C.Sp. or Elbrus Capital Fund III B S.C.Sp.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City (United States), Moscow (Russia), Nicosia (Cyprus), Tortola (British Virgin Islands), George Town (Cayman Islands), Luxembourg or London (England) are authorized or obligated by law or executive order to close or would customarily close.

“Articles” means the articles of association of the Company.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Convertible Securities” means all then outstanding options, warrants, rights, convertible notes, Preferred Stock or other securities of the Company directly or indirectly convertible into or exercisable for Ordinary Shares.

“Coordination Agreement” means the coordination agreement dated on or around the date hereof among (i) Speedtime Trading Limited, Onlypiece Trading Limited and Ronder Investments Limited (together, the “Elbrus Shareholders”), (ii) Maksim Melnikov, (iii) MPOC Technologies Ltd, and (iv) ELQ Investors II Ltd, Stonebridge 2020 Offshore Holdings II, L.P., Stonebridge 2020, L.P. and West Street EMS Partners, SLP (together, the “GS Shareholders”).

“Coordinated Shareholders” means the Elbrus Shareholders, Maksim Melnikov, MPOC Technologies Ltd and the GS Shareholders, for as long as their respective Ownership Percentage (together with their Affiliates or, in case of the GS Shareholders, any Affiliate(s) who is a direct or indirect transferee of a GS Shareholder) is three percent (3%) or more.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“GS Affiliated Fund” means any investment company, limited partnership, fund, other collective investment vehicle or managed account that is (or any assets of which are) managed or advised by GS or an Affiliate of GS;

“GS Group” means The Goldman Sachs Group, Inc. (“GS”) and its Affiliates and any GS Affiliated Fund (and “member of the GS Group” shall be construed accordingly) and includes at the date of this Agreement, for the avoidance of doubt, ELQ Investors II Ltd, Stonebridge 2020, L.P., Stonebridge 2020 Offshore Holdings II, L.P. and West Street EMS Partners, SLP.

“IPO” means the underwritten initial public offering of the ADSs pursuant to an effective registration statement under the Securities Act.

“IPO Anniversary” means the date that falls one calendar year after the date of the final prospectus relating to the IPO.

“Ordinary Shares” means the ordinary shares of the Company of nominal value EUR 0.0004 per share.

“Ownership Percentage” means, in respect of an Investor, the percentage obtained by dividing (a) the number of Ordinary Shares (whether directly or as ADSs) held by such Investor and (b) the total number of Ordinary Shares (whether directly or as ADSs) outstanding.

“Permitted Transferee” means any Affiliate of any Investor.

“Person” means an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

“Preferred Stock” means any shares issued with such preferred, deferred or other special rights or with such restrictions, whether in regard to dividend, voting, return of capital or otherwise issued by the Company pursuant to the Articles.

“Registrable Securities” means (i) any Ordinary Shares held by the Investors at any time, (ii) any Ordinary Shares issued or issuable pursuant to the conversion of (x) the Preferred Stock or (y) any other Convertible Securities held by the Investors at any time, (iii) any other securities issued or issuable with respect to any such shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iv) any ADSs issued in respect of any securities described in clause (i), (ii), or (iii). A Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected.

“Registration Expenses” means the expenses so described in Section 8 hereof.

“Restricted Period” means the period commencing on the date of this Agreement and ending 180 days after such date.

“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

2.            Coordination Committee

A.            Formation of Coordination Committee

(a)            The Coordinated Shareholders shall create a coordination committee (the “Coordination Committee”), which shall not be a committee of the board of directors of the Company, and such committee will be maintained by the Shareholders (and each Shareholder shall participate) in accordance with the terms herein.

(b)            Each Coordinated Shareholder's right to designate, remove and replace the representatives of the Coordination Committee (who may, but need not be, a director of the Company) is as follows:

i.	The Elbrus Shareholders shall have the right to designate, remove and replace two (2) representatives for as long as their Ownership Percentage (together with their Affiliates) is in aggregate ten (10) or more percent. Otherwise, the Elbrus Shareholders shall have the right to designate, remove and replace one (1) representative;

ii.	the GS Shareholders shall have the right to designate, remove and replace one (1) representative;

iii.	Maksim Melnikov shall have the right to designate, remove and replace one (1) representative; and

iv.	MPOC Technologies Ltd, for as long as it is an Affiliate of Dmitry Demin, shall have the right to designate, remove and replace one (1) representative.

(c)            For the avoidance of doubt, a representative of a Coordinated Shareholder shall be automatically removed from the Coordination Committee once the Coordinated Shareholder that appointed him ceases to be a Coordinated Shareholder or a party to this Agreement.

B.            Proceedings

Each Coordinated Shareholder's representative may request a meeting of the Coordination Committee. Notice of such meeting must be given at least one Business Day in advance or at such earlier time as the representatives may separately agree.

C.            Quorum

(a)            Except as provided by sub-Sections (b) and (c) below, the quorum for transacting business at any meeting of the Coordination Committee shall be all of the Coordinated Shareholders’ representatives being present when the relevant business is transacted. A representative shall be regarded as present for the purposes of a quorum if represented by an alternate. Nothing in this clause shall be interpreted as prohibiting meetings of the Coordination Committee being held by telephone or other electronic communication.

(b)            If a quorum is not present within 30 minutes from the time appointed for the meeting or if during the meeting a quorum ceases to be present, the meeting shall be adjourned to the date that is 48 hours after the date of the meeting at the same time and place. The quorum at such adjourned meeting shall be all of the Coordinated Shareholders’ representatives less the one(s) who failed to turn up to the original meeting.

(c)            If a quorum of the adjourned meeting is not present within 30 minutes from the time appointed for the meeting or if during the meeting a quorum ceases to be present, the meeting shall be adjourned further to the date that is 24 hours after the date of the adjourned meeting at the same time and place. The quorum at such further adjourned meeting shall be the representatives present at it.

D.            Vote of Coordination Committee

Any and all decisions of Coordination Committee shall be taken by the vote of a majority of the Coordination Committee (each representative having one vote) in attendance at a meeting of the Coordination Committee. If at any vote the Coordination Committee is deadlocked then the Coordinated Shareholder representative representing the largest Ownership Percentage (having regard to the Ownership Percentage of Affiliates) shall have the casting vote.

3.            Demand Registration

A.            General Provisions

(a)            Subject to the terms and conditions of this Agreement:

i.	at any time between the termination of the Restricted Period and the IPO Anniversary, any Investor (together with its Affiliates) holding 5% of more of the Registrable Securities shall have the right to require the Company to file registration statements on Form F-1 covering all or any part of its and its Affiliates’ Registrable Securities; and

ii.	as from the IPO Anniversary, any Investor (together with its Affiliates) holding 1% or more of the Registrable Securities shall have the right to require the Company to file registration statements on Form F-3 covering all or any part of its and its Affiliates’ Registrable Securities, by delivering a written request (“Registration Request”) to the Company stating the number of Registrable Securities to be registered.

For the avoidance of doubt, the rights set out in this Section 3A(a) may be exercised by multiple Investors that reach the requisite holding thresholds, but such thresholds shall be assessed on the basis of each individual Investor together with its Affiliates.

(b)            The Company shall as promptly as reasonably practicable (but in no event later than ten (10) days after receipt of the Registration Request) give notice of the receipt of a Registration Request to all other Investors and such Investors shall then have ten (10) days to notify the Company in writing of their intention to participate in the registration.

(c)            The Company shall use its reasonable commercial efforts to: (i) file a registration statement under the Securities Act for all Registrable Securities whose holders request participation in such registration (but in any event no later than sixty (60) days after such request) and (ii) have that registration statement declared effective as soon as practicable after the filing thereof, but no later than ten (10) Business Days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided however, that the Company shall not be required to effect registration pursuant to a request under this Section 3.A more than a total of four (4) times in any twelve- (12-) month period.

(d)            Notwithstanding anything to the contrary contained herein, no request may be made under this Section 3.A within ninety (90) days after the effective date of a registration statement filed by the Company covering an underwritten public offering in which the holders of Registrable Securities shall have been entitled to join pursuant to Section 5 and in which there shall have been effectively registered all Registrable Securities as to which registration shall have been requested. A registration will not count as a requested registration under this Section 3.A(d) unless and until the registration statement relating to such registration has been declared effective by the Commission; provided however, that the participating Investors holding a majority of the Registrable Securities being registered by all participating Investors (a “Participating Majority”) may request, in writing, that the Company withdraw a registration statement which has been filed under this Section 3.A but has not yet been declared effective, and a Participating Majority may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or the holders of Registrable Securities may request that the Company file another registration statement, in accordance with the procedures set forth herein and without reduction in the number of demand registrations permitted under this Section 3.A(d).

(e)            The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within one hundred twenty (120) days following the effective date of any registration required pursuant to this Agreement.

B.            Additional Provisions Specific to Form F-3

(a)            The Company shall use its best efforts to keep any registration statement on Form F-3 effective until the earlier of 90 days or until such holders have completed the distribution described in such registration statement. Notwithstanding the foregoing, to the extent that registration on Form F-3 is not available to a holder that has requested registration, the Company shall use its best efforts to effect such registration on Form F-1.

(b)            Investors requesting registration of Registrable Securities under Form F-3 may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and, if the Company is a WKSI at the time any such request is submitted to the Company, that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”).

4.            Offerings Pursuant to Demand Registration

A.            General Provisions

(a)            Subject to the terms and conditions of this Agreement and, with respect to any Coordinated Shareholder (for so long as the Coordination Agreement is in force), subject to first complying with the procedure set out in Clause 4.2 of the Coordination Agreement:

i.	at any time between the termination of the Restricted Period and the IPO Anniversary, any Investor (together with its Affiliates) holding 5% of more of the Registrable Securities shall have the right at any time to elect to sell all or part of its Registrable Securities that are available for sale pursuant a registration statement on Form F-1; and

ii.	as from the IPO Anniversary, any Investor (together with its Affiliates) holding Registrable Securities anticipated to have an aggregate sale price (net underwriting discounts and commissions, if any) in excess of $20,000,000 shall have the right at any time to elect to sell all or part of its Registrable Securities that are available for sale pursuant a registration statement on Form F-3, by delivering a written notice (“Offering Notice”) to the Company stating the number of Registrable Securities to be offered.

For the avoidance of doubt, the rights set out in this Section 4A(a) may be exercised by multiple Investors that reach the requisite holding thresholds, but such thresholds shall be assessed on the basis of each individual Investor together with its Affiliates.

(b)            The Company shall as promptly as reasonably practicable (but in no event later than ten (10) days after receipt of the Offering Notice) give notice of the receipt of an Offering Notice to all Investors and such Investors shall then have ten (10) days to notify the Company in writing of their intention to participate in the offering.

(c)            The Company shall use its best efforts to facilitate such offering to the extent requested by such holders.

(d)            Each Investor agrees that such Investor shall treat as confidential the receipt of the notice relating to the Offering Notice and shall not disclose or use the information contained in such notice without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Investor in breach of the terms of this Agreement.

(e)            With respect to any offering pursuant to an underwritten public offering:

i.	If the Coordination Committee decides that the supply of Registrable Securities is more than demand then the Coordination Committee shall at the same time determine the maximum number of Registrable Securities that may be offered, and the number of Registered Securities sought to be included by the holders thereof shall be reduced on a pro rata basis (based on the Ownership Percentage of such holders together with their Affiliates and, in case of the GS Shareholders, together with any Affiliate(s) who is a direct or indirect transferee of a GS Shareholder).

ii.	The managing underwriter shall be chosen by the Coordination Committee.

B.            Additional Provisions Specific to Offerings under Form F-3

(a)            Notwithstanding the foregoing and, with respect to any Coordinated Shareholder (for so long as the Coordination Agreement is in force), subject to first complying with the procedure set out in Clause 4.3 of the Coordination Agreement, if any Investor desires to effect a sale of Registrable Securities available for sale pursuant to a registration statement under the Securities Act for Shelf Registration (a “Shelf Registration Statement”) other than by way of an underwritten offering, such Investor shall deliver the Offering Notice to the Company no later than two Business Days prior to the expected date of such sale, and without prejudice to any limitations set forth herein, the Company shall file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as reasonably practicable.

(b)            The Company shall, at the request of Investors representing a majority of the Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Investors to effect an offering thereunder.

5.            Piggyback Registration.

If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public (except with respect to registration statements on Forms F-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice at the applicable address of record to each holder of Registrable Securities of its intention to do so. Upon the written request of any of such holders of the Registrable Securities, given within ten (10) days after receipt by such Person of such notice, the Company will, subject to the limits contained in this Section 5, use its best efforts to cause all such Registrable Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, “Selling Shareholders”) is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Shareholders (including such holders of shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter; and provided further, that (a) in no event shall the amount of Registrable Securities of selling Investors (together with their Affiliates) be reduced below fifty percent (50%) of the total amount of securities included in such offering; and (b) any shares to be excluded shall be determined in the following order of priority: (i) securities held by any Persons not having any such contractual, incidental registration rights, (ii) securities held by any Persons having contractual, incidental registration rights pursuant to an agreement which is not this Agreement, and (iii) the Registrable Securities sought to be included by the holders thereof as determined on a pro rata basis (based upon the aggregate number of Registrable Securities held by such holders).

6.            Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to promptly effect the registration and/or sale of any of its securities under the Securities Act, the Company will:

(a)            use its best efforts diligently to prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith;

(b)            use its best efforts to diligently prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the distribution described in such registration statement has been completed and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

(c)            furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

(d)            use its best efforts to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each selling holder shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(e)            within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the holders of Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the approval of such counsel;

(f)            immediately notify each selling holder of Registrable Securities, such selling holder’s counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g)            use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

(h)            if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder’s counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(i)            make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement;

(j)            enter into any reasonable underwriting agreement required by the proposed underwriter(s) for the selling holders, if any, and use its best efforts to facilitate the public offering of the securities;

(k)            furnish to each prospective selling holder a signed counterpart, addressed to the prospective selling holder, of (A) an opinion of counsel for the Company, dated the effective date of the registration statement, and (B) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;

(l)            cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which similar securities issued by the Company are then listed or quoted;

(m)            otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions);

(n)            otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any securities under this Agreement;

(o)            during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act;

(p)            if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(q)            if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(r)            if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, file a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its reasonable efforts to refile the Shelf Registration Statement on Form F-3 and, if such form is not available, Form F-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

7.            Deemed Underwriter. The Company agrees that, if an Investor or any of its Affiliates (each an “Investor Entity”) could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with any registration of the Company’s securities pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Investor Underwriter Registration Statement”), then the Company will cooperate with such Investor Entity in allowing such Investor Entity to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof. In addition, at such Investor’s request, the Company will furnish to such Investor, on the date of the effectiveness of any Investor Underwriter Registration Statement and thereafter from time to time on such dates as such Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Investor, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Investor Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including, without limitation, a standard “10b-5” statement for such offering, addressed to such Investor. The Company will also permit legal counsel to such investor to review and comment upon any such Investor Underwriter Registration Statement at least five Business Days prior to its filing with the SEC and all amendments and supplements to any such Investor Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and not file any Investor Underwriter Registration Statement or amendment or supplement thereto in a form to which such Investor’s legal counsel reasonably objects.

8.            Expenses. All expenses incurred by the Company or the Investors in effecting the registrations or sales provided for in Section 2, Section 4 and Section 5, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of counsel for the Company, reasonable fees and disbursements of (no more than) one counsel for the Investors participating in such registration or sale as a group (selected by the holders of a majority of the Registrable Securities that are being registered or sold), underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions (all of such expenses referred to as “Registration Expenses”), shall be paid by the Company, provided, however, that (i) counsel for the Investors and the fee estimate for the engagement of such counsel must be approved by the Company in writing prior to the engagement of, or the incurrence of any fees by, such counsel (such consent not to be withheld unreasonably) and (ii) the selling Holders must bear all Registration Expenses for any registration or sale request made pursuant to Section 2, Section 4 or Section 5 and subsequently withdrawn by the Holders.

9.            Indemnification.

(a)            The Company shall indemnify and hold harmless each Investor that is a selling holder of Registrable Securities (including its partners (including partners of partners and shareholders of such partners)), each underwriter (as defined in the Securities Act), and directors, officers, employees and agents of any of them, and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (individually and collectively, the “Indemnified Person”) against any losses, claims, damages or liabilities (collectively, the “liability”), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus used in connection with any offering, including but not limited to, any free writing prospectus used by the Company, the underwriters or the Investors, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any sale or regulation thereunder in connection with such registration, or (iv) any information provided by the Company or at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading. Except as otherwise provided in Section 9(d), the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability; provided, however, that the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto, free writing prospectus, or other information, in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein; and provided further, that the Company shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act regardless of any investigation made by or on behalf of such Indemnified Person and shall survive transfer of such securities by such seller; and provided further that, the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)            Each Investor holding any securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any securities, the Company, its directors and officers, employees and agents, each underwriter and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or such underwriter (individually and collectively also the “Indemnified Person”), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling Investor, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus used in connection with such offering, including but not limited to, any free writing prospectus used by the Company, the underwriters, the Investors, or (ii) any omission or alleged omission by such selling Investor to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any information provided at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading, in the case of (i), (ii) and (iii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, free writing prospectus, or other information, in reliance upon and in conformity with information furnished in writing to the Company by such selling Investor specifically for use therein. Such selling Investor shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that in no event shall the liability of any Investor for indemnification under this Section 9 in its capacity as a seller of Registrable Securities exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being held by such Investor, or (ii) the amount equal to the proceeds to such Investor of the securities sold in any such registration; and provided further, however, that no selling Investor shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

(c)            Indemnification similar to that specified in Sections 9(a) and (b) shall be given by the Company and each selling holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(d)            In the event the Company, any selling holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 9(a), (b) or (c) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action.

(e)            If the indemnification provided for in this Section 9 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any losses, claims, damages expenses or liabilities referred to therein, then each indemnifying party under this Section 9, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investor or Investors and the underwriters from the offering of Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Investors and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investors and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company, the Investors, and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Investors and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investors, or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Investors and the Underwriters agree that it would not be just and equitable if contribution to this Section 9 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall an Investor be required to contribute under this Section 9(e) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages expenses or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Investor or (ii) the net proceeds received by such Investor from its sale of Registrable Securities under such registration statement. No Person found guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(f)            The amount paid by an indemnifying party or payable to an Indemnified Person as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 9 shall be deemed to include, subject to limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 9 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any other officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent or entry of any judgment or enter into a settlement without the consent of the Indemnified Person, which consent will not be unreasonably withheld or delayed.

10.            Compliance with Rule 144. For so long as the Company (i) has a class of securities registered under Section 12 of the Exchange Act or (ii) files reports under Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules). The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). Subject to the limitations on transfers imposed by this Agreement, the Company shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

11.            Rule 144A Information. The Company shall, upon written request of any Investor, provide to such Investor and to any prospective institutional transferee of the Ordinary Shares designated by such Investor, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as such Investor may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144A promulgated under the Securities Act.

12.            Amendments. The provisions of this Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of (i) holders of at least 75% of the Registrable Securities and (ii) every Coordinated Shareholder. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.

13.            Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve (12) month period, if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company’s Board of Directors determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company (a “Black Out Period”). Upon notice of the existence of a Black Out Period from the Company to any Investor or Investors with respect to any registration statement already effective, such Investor or Investors shall refrain from selling their Registrable Securities under such registration statement until such Black Out Period has ended; provided, however, that the Company shall not impose a Black Out Period with respect to any registration statement that is already effective more than once during any period of twelve (12) consecutive months and in no event shall such Black Out Period exceed sixty (60) days.

14.            Market Stand-Off.

(a)            Each Investor agrees, if requested by the Company and an underwriter of Registrable Securities of the Company in connection with any public offering by the Company in which such Investor is not participating, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares held by it for such period, not to exceed ninety (90) days following the effective date of the relevant registration statement in connection with any public offering of Registrable Securities, as such underwriter shall specify reasonably and in good faith, provided, however, that all officers and directors of the Company and all 1% or greater shareholders of the Company enter into similar agreements. Notwithstanding anything in this Agreement, (i) none of the provisions of this Agreement shall in any way limit any Investor from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business, and (ii) the restrictions contained in this Agreement shall not apply to Registrable Securities acquired by any Investor Entity following the effective date of the first registration statement of the Company covering Registrable Securities to be sold on behalf of the Company in an underwritten public offering.

(b)            The Company will obtain agreements in writing from each holder of equity or options of the Company, as a condition to any issuance of equity or grant of options, agreeing not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of equity without the consent of the Company’s underwriters, in connection with any public offering of the Company’s equity, consistent with the provisions of Section 14(a) hereof.

15.            Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to each Permitted Transferee of Registrable Securities (each such transfer, a “Permitted Transfer”). Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

16.            Rights Which May Be Granted to Subsequent Investors. Other than Permitted Transfers of Registrable Securities under Section 15, the Company shall not, without the prior written consent of (i) holders of at least 75% of the Registrable Securities and (ii) every Coordinated Shareholder (a) allow purchasers of the Company’s securities to become a party to this Agreement or (b) grant any other registration rights other than any incidental or so called piggyback registration rights to any third parties that are not inconsistent with the terms of this Agreement.

17.            Damages. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

18.            Miscellaneous.

(a)            Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service, or delivered to the applicable party at the addresses indicated below:

If to the Company:

Cian PLC

64 Agiou Georgiou Makri

Anna Maria Lena Court, Flat 201

Larnaca 6037

Cyprus

Attention: Varvara Kiseleva, Director for Capital Markets

Tel: +7 916 612 94 94

With a copy to:

Latham & Watkins LLP
Ul. Gasheka 6, Ducat III, Office 510
Moscow 125047
Russia
Attention: J. David Stewart

Tel: +7 495 785 1234

If to the Investors:

At the address noted below their signature lines on the signature pages hereto.

If to any other holder of Registrable Securities:

At such Person’s address for notice as set forth in the books and records of the Company or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being deposited with the express overnight courier service transmission, respectively, addressed as aforesaid.

(b)            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any rule of law that would cause the application of the laws of any jurisdiction other than the laws of the State of New York. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court of competent jurisdiction in NEW YORK COUNTY, NEW YORK FOR ANY DISPUTE NOT OTHERWISE ADJUDICATED PURSUANT TO THE PROVISIONS OF SECTION 18(c) HEREOF.

(c)            Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, or the transactions contemplated herein, or the breach, termination or validity thereof may be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration (“LCIA”) (the “Rules”), which Rules are deemed to be incorporated by reference in this Section 18(c). The number of arbitrators shall be three (3), and the parties in such arbitration shall each nominate one (1) arbitrator. The third arbitrator, who will act as chairman of the arbitral tribunal, will be appointed by the President of the LCIA having taken into account any agreement on the arbitrator to be appointed as chairman of the arbitral tribunal reached by the two Party-nominated or appointed arbitrators, such agreement to be within fourteen (14) days of the appointment of the last party nominated or appointed arbitrator. The legal place of arbitration shall be London and the language of arbitration shall be English. This arbitration agreement, including its validity and scope, shall be governed by New York law. For the avoidance of doubt, the parties acknowledge and agree that the party bringing any dispute, controversy or claim may bring (i) arbitration under this Section 18(c) or (ii) a dispute under Section 18(b) hereof.

(d)           Consolidation of Arbitrations. If two or more arbitrations are commenced under this Agreement and/or under the Coordination Agreement, any party named as claimant or respondent in any of these arbitrations may petition any arbitral tribunal appointed in these arbitrations for an order that the several arbitrations be consolidated in a single arbitration before that arbitral tribunal. The parties hereto hereby consent to such consolidation of arbitrations.

(e)            Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(f)            Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and to be valid and effective for all purposes.

(g)            Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(h)            Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement among the parties with respect to the subject matter.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:

CIAN PLC

By:
Name:
Title:

INVESTORS:

Signed by	)
SPEEDTIME TRADING LIMITED

Address for notice:

Signed by	)
ONLYPIECE TRADING LIMITED

Address for notice:

Signed by	)
RONDER INVESTMENTS LIMITED

Address for notice:

Signed by	)
MAXIM MELNIKOV

Address for notice:

Signed by	)
MPOC TECHNOLOGIES LTD

Address for notice:

Signed by	)
JOOX LIMITED

Address for notice:

Signed by	)
OTAGA LIMITED

Address for notice:

Signed by	)
ELQ INVESTORS II LTD

Address for notice:

Address: Plumtree Court

25 Shoe Lane

London, EC4A 4AU

United Kingdom

Email: Jim.Wiltshire@gs.com

mbd-mo-london@gs.com

gs-mbd-emea-fme@gs.com

Attention: Jim Wiltshire

with a copy to:

Address: c/o OOO Goldman Sachs

14th Floor, Ducat III, 6 Gasheka Street
Moscow 125047, Russian Federation

Email: maxim.klimov@gs.com

Dmitry.Kurilo@gs.com

Attention: Max Klimov and Dmitry Kurilo

Signed by	)
STONEBRIDGE 2020 OFFSHORE HOLDINGS II, L.P
Acting by: Bridge Street Opportunity Advisors, L.L.C., its General Partner

Address for notice:

Address: Ugland House

PO Box 309, South Church Street

George Town, Cayman Islands, KY1-1104

Email: gs-pia-dallas@gs.com

19726466373@tls.ldsprod.com

gs-mbd-mo@gs.com

Attention: Andrew Bain

with a copy to:

Address: c/o OOO Goldman Sachs

14th Floor, Ducat III, 6 Gasheka Street

Moscow 125047, Russian Federation

Email: maxim.klimov@gs.com

Dmitry.Kurilo@gs.com

Attention: Max Klimov and Dmitry Kurilo

Signed by	)
STONEBRIDGE 2020, L.P.
Acting by: Bridge Street Opportunity Advisors, L.L.C., its General Partner

Address for notice:

Address: Corporation Trust Center

1209 Orange Street

Wilmington, Delaware, DE-19801

Email: gs-pia-dallas@gs.com

19726466373@tls.ldsprod.com

gs-mbd-mo@gs.com

Attention: Andrew Bain

with a copy to:

Address: c/o OOO Goldman Sachs

14th Floor, Ducat III, 6 Gasheka Street

Moscow 125047, Russian Federation

Email: maxim.klimov@gs.com

Dmitry.Kurilo@gs.com

Attention: Max Klimov and Dmitry Kurilo

Signed by	)
WEST STREET EMS PARTNERS, SLP
Acting by: WEST STREET EMS PARTNERS GP, S.A.R.L., its General Partner

Address for notice:

Address: 2 Rue du Fosse, L-1536

Luxembourg

Email: Marielle.STIJGER@broadstreet.lu GSLMSBanksandAgents@broadstreet.lu

Attention: Marielle Stijger

with a copy to:

Address: c/o OOO Goldman Sachs

14th Floor, Ducat III, 6 Gasheka Street

Moscow 125047, Russian Federation

Email: maxim.klimov@gs.com

Dmitry.Kurilo@gs.com

Attention: Max Klimov and Dmitry Kurilo